Exhibit 2.3



         FIRST AMENDMENT TO EXCHANGE AND MERGER AGREEMENT


         This First Amendment, dated as of November 1, 1996 ("First Amendment"), to the Exchange and Merger Agreement dated as of May 31, 1996 (the "Agreement") is made and entered into by and among each of the Persons listed under the heading "Exchanging Group" on the signature pages hereto ("Exchanging Group"), Henry Crown and Company (Not Incorporated), an Illinois limited partnership ("HCNI"), and 360 Communications Company, a Delaware corporation ("360 ").


                          RECITALS

A.   Exchanging Group, HCNI and 360 are parties to the Agreement.

B. Exchanging Group, HCNI and 360 desire to amend the Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Exchanging Group, HCNI and 360 agree as follows:


                           AGREEMENT

1. The definition of "Non-Retained Assets" set forth in Section 1 of the Agreement is hereby amended by: (i) deleting the words "(i) any accounts receivable arising in connection with the Swaps and (ii)" in subsection (c) thereof, (ii) deleting the word "and" at the end of subsection (j) thereof,
(iii) deleting the period at the end of subsection (k) thereof, and (iv) inserting the following clause immediately after subsection (k) thereof: "(l) any rights of Subject Entities under the Swaps and (m) any rights of ICN to participate in the lottery for the A-side cellular licenses for Florida Rural Service Area Number 11 and Minnesota Rural Service Area Number 11".

2. The definition of "Non-Retained Liabilities" set forth in Section 1 of the Agreement is hereby amended by:(i) deleting the word "or" at the end of subsection (n) thereof, (ii) deleting the period at the end of subsection (o) thereof and replacing it with the following: "; and", and (iii) inserting the following clause immediately after subsection (o) thereof: "(p) any liability, obligation or commitment with respect to the Swaps."

3. The definition of "Retained Liabilities" set forth in Section 1 of the Agreement is hereby amended by: (i) deleting the words ", including liabilities under the Swaps, provided the Swaps are assigned to 360 and the required consents for such assignment are obtained," in subsection (a) thereof, and (ii) deleting "(o)" in subsection (a) thereof and replacing it with "(p)".


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4. Section 1 of the Agreement is hereby amended by inserting the following definitions in appropriate alphabetical order:

         ""Specified Party" means (i) with respect to the Swap identified as item no.1 on Schedule 1.6, ICNP; (ii) with respect to the Swap identified as item no. 2 on Schedule 1.6, CCI; (iii) with respect to the Swap identified as item no. 3 on Schedule 1.6, ICNP; (iv) with respect to the Swap identified as item no. 4 on Schedule 1.6, CHF Industries, Inc. n/k/a Habco, Inc.; (v) with respect to the Swap identified as item no.5 on Schedule 1.6, ICN; and (vi) with respect to the Swap identified as item no. 6 on Schedule 1.6, ICN.

         "Specified  Swaps"  means (i) the Swap identified as item  no. 2 on
         Schedule 1.6 and (ii) the Swap identified as item no.4 on Schedule 1.6.

         "Swap Differential" has the meaning set forth in Section 2.12.

         "Value" means the value of the applicable Swap to the applicable Specified Party as of 11:00 a.m., New York time, on the day which is two business days immediately preceding the Closing Date, as calculated by The First National Bank of Chicago in accordance with GAAP using its customary "mark to market" procedures."

5. Section 2.1 of the Agreement is hereby amended by (i) deleting the word "and" immediately after the number "2.7" in the third line of the first sentence thereof and replacing it with a comma, (ii) inserting the following clause immediately after the number "2.11" in the third line of the first sentence thereof: "and 2.12" and (iii) deleting the third, fourth and fifth sentences thereof.

6. Section 2.6 of the Agreement is hereby amended by (i) deleting the word "and" immediately after the number "2.7" in the third line of the first sentence thereof and replacing it with a comma and (ii) inserting the following clause immediately after the number "2.11" in the third line of the first sentence thereof: "and 2.12 (together with the payments set forth in Section 12.12)".

7. The Agreement is hereby amended by inserting a new Section 2.12 to read as follows:

         "2.12. Swap Differential. The amount obtained by subtracting (a) the product of one-half multiplied by the sum of the Value of each of the Specified Swaps from (b) the sum of the Value of each of the Swaps is referred to herein as the "Swap Differential." If the Swap Differential exceeds zero, Exchanging Group shall jointly and severally pay an amount equal to the Swap Differential to 360 at Closing (a) by wire transfer of immediately available funds to an account or accounts designated by 360 in writing prior to Closing or (b) in such other consideration as shall be mutually agreeable to the parties. If the Swap Differential exceeds zero, the amount of the Swap Differential shall be a reduction of the consideration received by Exchanging Group



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


         pursuant to the terms and conditions of this Agreement, and the parties shall allocate such reduction in consideration to the partnership interests of Cell Plus and the capital stock of ICN and CCTS as follows: 30.06% to ICN, 19.26% to Cell Plus and 50.68% to CCTS. If the Swap Differential is negative, 360 shall pay an amount equal to the absolute value of the Swap Differential to Exchanging Group (or such other parties as are designated in writing by Exchanging Group prior to Closing) at Closing (a) by wire transfer of immediately available funds to an account or accounts designated in writing by Exchanging Group prior to Closing or (b) in such other consideration as shall be mutually agreeable to the parties. If the Swap Differential is negative, the absolute value of the Swap Differential shall be additional consideration received by Exchanging Group pursuant to the terms and conditions of this Agreement, and the parties shall allocate such additional consideration to the partnership interests of Cell Plus and the capital stock of ICN and CCTS as follows: 30.06% to ICN, 19.26% to Cell Plus and 50.68% to CCTS. In either case, the amount of consideration for Cell Plus shall be deemed a reduction or increase, as the case may be, of the goodwill of Cell Plus."

8. Section 3.34 of the Agreement is hereby amended by inserting the following immediately after the last sentence thereof: "Exchanging Group is acquiring the 360 Shares solely for the purpose of investment as defined in 16 CFR ss. 801.1(i)(1), which provides as follows:

         Voting securities are held or acquired `solely for the purpose of investment' if the person holding or acquiring such voting securities has no intention of participating in the formulation, determination or direction of the basic business decisions of the issuer."

9.       Section  9.4(n) of the Agreement is hereby  amended by deleting such
Section in its entirety and replacing it with the following:

          "(n) Evidence of cancellation of, or assignment to and assumption by ICNP of, those Swaps to which any of the Subject Entities is a party (which shall include the consent of the other parties to such agreements, if necessary)."

10. Section 9.5(i) of the Agreement is hereby amended by deleting the following words: "and the Swaps (if all requisite consents are obtained in accordance with Section 2.1 hereof)".

11. Section 11.1(b) of the Agreement is hereby amended by deleting the fourth sentence thereof and substituting the following sentence in lieu thereof:
"Exchanging Group agrees to include Section 754 elections with these final Federal returns if 360 so directs."

12. Except as expressly modified hereby, the terms and provisions of the Agreement shall continue in full force and effect, and, as so amended, the Agreement is hereby ratified and confirmed. Whenever the Agreement or any of the agreements, instruments or other documents executed and delivered in connection therewith refer to the Agreement, all such references shall be deemed to be to the Agreement as modified hereby.


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

13. This First Amendment and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Illinois, and any litigation concerning this First Amendment or the transactions contemplated hereby or any other matters relating hereto shall be cited in a court of competent jurisdiction located in Cook County, Illinois.

14. This First Amendment may be executed in one or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.



             [The balance of this page is intentionally left blank]





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


         IN WITNESS WHEREOF, the undersigned have executed and delivered this First Amendment as of the date first above written.



                             EXCHANGING GROUP:

                             INDEPENDENT CELLULAR NETWORK PARTNERS

                             By:  HENRY CROWN AND COMPANY (NOT INCORPORATED)


                             By:
                                 -----------------------

                                    A General Partner



                             By: INDEPENDENT CELLULAR NETWORK INVESTORS


                             By:
                                 ---------------------

                                  Geoffrey F. Grossman,  Not Personally
                                  but Solely as Trustee of the Trusts that are Partners



                             CC INDUSTRIES, INC.



                             By:
                                   ----------------------

                             Its:  ----------------------



                             --------------------------------
                                    James A. Dwyer, Jr.



                             --------------------------------
                                        David Winstel



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


                             CELLULAR PLUS, L.P.

                             By: QUALITY CELLULAR PLUS COMMUNICATIONS, INC.

                             By:
                                   -----------------------------
                                     James A. Dwyer, President



                             OHIO CELLULAR RSA, L.P.

                             By: QUALITY CELLULAR COMMUNICATIONS OF OHIO, INC.


                               By:
                                  ----------------------------
                                    James A. Dwyer, President




                             OHIO RSA CORPORATION

                             By:
                                ------------------

                             Its:
                                ------------------

                             QUALITY CELLULAR COMMUNICATIONS OF OHIO, INC.


                             By:
                                -------------------------
                                James A. Dwyer, President



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



                             QUALITY CELLULAR PLUS COMMUNICATIONS, INC.



                             By:
                                ---------------------------
                                 James A. Dwyer, President



                             C-PLUS, INC.


                             By:
                                ------------------------


                             Its:
                                ------------------------





                             360 :
                             360 COMMUNICATIONS COMPANY

                             By:
                                ------------------------

                             Its:
                                ------------------------





                             HENRY CROWN AND COMPANY (NOT INCORPORATED)


                             By:
                                 -------------------------
                                   A General Partner



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